Exhibit 23.02

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) to be filed on or about October 23, 2006 pertaining to the 2005 Equity Incentive Plan and the 2005 Employee Stock Purchase Plan, of Dexcom, Inc. of our report dated February 17, 2006, with respect to the financial statements of DexCom, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
San Diego, California
October 17, 2006